                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of the February 7, 2000, by and between CALLNOW.COM, INC., a Delaware Corporation with principal offices at 50 Broad Street, New York, NY 10004 (the "Company") and Christian Bardenheuer, an individual residing at 216 East 30th Street, New York, NY 10022 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive is a founder of the Company and is experienced and knowledgeable about the business and affairs of the Company; and

     WHEREAS, the Company recognizes that the Executive's contributions as founder and shareholder, to the growth and success of the Company have been substantial, and desires to assure the Executive's continued commitment to the Company and to compensate him therefore; and

     WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided;

     NOW, THEREFORE, it is agreed as follows:

  ARTICLE 1. DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.01. "AFFILIATE" of an entity shall mean any entity controlled by, controlling or under common control with such entity.

     1.02. "BASE SALARY" shall mean the Executive's base salary pursuant to
Section 5.01(a) hereof.

     1.03. "BOARD" shall mean the Board of Directors of the Company.

     1.04. "CAUSE" shall mean (i) any proven act or acts of dishonesty by the Executive constituting a felony; (ii) any proven act or acts of dishonesty by the Executive resulting or intended to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense; (iii) any action by the Executive that would expose the Company to public disrepute; (iv) any willful act of insubordination by the Executive or refusal by the Executive to follow the directives of the Company's Board of Directors; or (v) a proven act or acts by the Executive constituting a substantial violation of a policy established by the Company's Board


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resulting in a materially adverse consequence to the Company, except that the
Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to him a copy of a Notice of Termination from the Company after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before a meeting of the Board, accompanied by a resolution duly adopted by a majority of the directors of the Company then in office, finding that in the good faith opinion of such directors the Executive was guilty of the conduct set forth above and specifying the particulars thereof in reasonable detail.

     1.05. "CONSUMER PRICE INDEX" shall mean the Consumer Price Index issued from time to time by the Bureau of Labor Statistics of the United States Department of Labor.

     1.06. "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), (iii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination, and (iv) if the Term of this Agreement expires, upon the later of the date of such expiration or the date of the actual termination of the Executive's employment by the Company.

     1.07. "DISABILITY" shall occur upon the earlier of (i) an incapacity due to physical or mental illness, which causes the Executive to be absent from his duties under this Agreement on a full-time basis for one hundred and eighty
(180) consecutive days, or (ii) thirty (30) days after written notice from the Company to the Executive that the Company has received, from a duly licensed physician selected according to the procedure described below, an opinion that the Executive will be unable to perform his duties on a full-time basis prior to the expiration of one hundred and eighty (180) days after an incapacity due to physical or mental illness began.

     Upon request from the Company, the Executive, his spouse or personal representative shall permit a duly licensed physician selected by the Company to make an examination which would permit such physician to form an opinion as to the extent of the Executive's incapacity. At the Executive's option and at the Company's expense, the Executive may then select an alternate duly licensed physician to make an examination of the Executive and to render an opinion as to the extent of the Executive's incapacity. If the two physicians are in disagreement as to whether the Executive would be unable to perform his duties on a full-time basis prior to the expiration of one hundred and eighty (180) days after such incapacity began, such two physicians shall together select a third duly licensed physician to make an examination and to render an opinion as to the extent of the Executive's incapacity, and such third physician's opinion shall be determinative.

     1.08. "EXPENSES" shall mean and include without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the Executive, attorneys' fees and disbursements and any expenses of establishing a right to indemnity under this Agreement.

     1.09. "GOOD REASON" shall mean (i) any assignment to the Executive of any duties other than those contemplated by, or any limitation of the powers of the Executive in any respect not


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contemplated by, Section 4.02 hereof, (ii) any removal of the Executive from or any failure to re-elect the Executive to any of the positions indicated in
Article 4 hereof or of the Company or any Affiliate thereof, except in connection with termination of the Executive's employment for Cause, death or Disability, (iii) a reduction in the Executive's rate of compensation, or a reduction in the Executive's fringe benefits except a reduction effected at the insistence of the Executive or as otherwise permitted by this Agreement, (iv) any other failure by the Company to comply with Articles 4 and 5 hereof, or (v) breach by the Company, or any of the parties thereto, of any of the Other Agreements.

     1.10. "NOTICE OF TERMINATION" shall mean written notice which shall indicate the specific provision in this Agreement being relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Such a notice given by the Company may only be given if approved by the Board.

     1.11. "PROCEEDING" shall mean and include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or in the name of the Company or otherwise and whether of civil, criminal, administrative or investigative nature, including but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities and Exchange Act of 1934, as amended, and/or the Investment Advisers Act of 1940, as amended, and/or the Investment Company Act of 1940, as amended, and/or the Futures Trading Act of 1982, as amended, and/or the Commodity Exchange Act, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated hereunder, in which the Executive may be or may have been involved as a party or otherwise, by reason of the fact that he is or was an officer, director, employee or agent of the Company or any Affiliate of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, or by reason of any alleged action or inaction of the Executive while acting in such capacity or in any other capacity related to the Company or such other enterprise while serving in such capacity, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification is provided under this Agreement.

  ARTICLE 2. EMPLOYMENT OF THE EXECUTIVE.

     The Company shall continue to employ the Executive, according to the terms of this Agreement, to perform his duties set forth in Schedule "A" attached hereto. The Executive accepts such employment and agrees to serve the Company in such capacities, according to the terms of this Agreement, for the duration thereof.

  ARTICLE 3. TERM.

     The term of this Agreement shall begin on February 7, 2000 and shall continue to and including February 7, 2002 (the "Term"). The Company and the Executive may, from time to


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time by mutual agreement, extend the Term of this Agreement beyond February 7,
2002, but each such extension shall be to a date certain. If the Executive continues to be employed by the Company upon the expiration of the Term of this Agreement, whether as extended or not, the terms of this Agreement shall remain in full force and effect until such time as a superseding employment agreement is executed by the Executive and the Company.

  ARTICLE 4. DUTIES.

     4.01. COMMITMENT. The Executive shall devote his best efforts and the time and attention he deems necessary to the performance of his duties hereunder.

     4.02. DUTIES.

         (a) The Executive shall perform such duties as are normally carried out by a Chairman and Chief Executive Officer as well as such other duties consistent therewith as may be assigned to the Executive from time to time by the Board. Any such other duties must be approved by the Executive.

         (b) The Company shall not interfere directly or indirectly in the performance of such duties and shall provide all support reasonably necessary to the Executive to enable him to perform his duties.

         (c) The Executive shall report directly to the Board of Directors. The Company shall not name any person(s) to occupy positions superior, in title or in fact, to those held by the Executive without the Executive's prior written consent.

     4.03. POSITIONS. The Executive shall be the Chairman of the Board of Directors and Chief Executive Officer of the Company.

     4.04. SITE. The Executive will perform his duties where it deems necessary for the success of the Company.

     ARTICLE 5. COMPENSATION.

     5.01. BASE SALARY.

         (a) The Company shall pay the Executive, and the Executive shall be entitled to receive, a salary of ONE HUNDRED AND TWENTY THOUSAND DOLLARS (US$120,000.00) per year, payable in equal semi-monthly installments (the "Base Salary"), commencing on January 1, 2000, provided however that upon consummation of the secondary offering in Registration No. 333-88065 such salary shall be ONE HUNDRED EIGHTY THOUSAND DOLLARS (US$180,000) per year retroactive to January 1, 2000.


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         (b) The Executive's Base Salary shall be increased annually on the anniversary date of this Agreement at a rate equivalent to the rate of the increase in the Consumer Price Index over the preceding twelve (12) months. Notwithstanding the foregoing, the Company may increase the Executive's Base Salary at a higher rate. In no event may the Base Salary be decreased.

     5.02. BONUS.

         (a) In addition to the Base Salary, the Company shall pay the Executive, and the Executive shall be entitled to receive, the bonuses described in this Section 5.02 and such other bonuses as the Board from time to time may determine (the "Bonus").

         (b) During the first two (2) months of every calendar year, the Company and the Executive shall meet to negotiate the parameters upon which the Bonus shall be determined for such calendar year or portion thereof. Such Bonus shall not be less then TWENTY PERCENT (20%) the Executive's Base Salary.

         (c) The Bonus for each calendar year during the Term or portion thereof shall be paid every six months (calendar year) in a lump sum at the Executive's option in cash, marketable securities or other equivalent assets, or contributed to a deferred compensation plan should the Company establish or adopt one.

         (d) If the Executive's employment is terminated prior to the determination that he would have been entitled to receive the Bonus, he will be entitled to receive a pro rata portion of the Bonus payable within thirty (30) days after the Date of Termination.

     5.03. STOCK OPTION.

         (a) In addition to the Base Salary and Bonus, the Executive shall be entitled to the benefits of an employee incentive stock option plan.

         (b) In September 1999, the Compensation Committee granted to Executive options to purchase three hundred thousand (300,000) shares of common stock at an exercise price of $2.75 per share pursuant to the Company's stock option plan.

         (c) If the Executive's employment is terminated prior to the determination that he would have been entitled to a grant of rights under the a stock option plan, he will be entitled to receive a pro rata portion of such grant of rights within thirty (30) days after the Date of Termination.

     5.04. BENEFITS.

         (a) The Company shall reimburse the Executive, in accordance with its standard policies on a monthly basis, for reasonable and proper expenses, including entertainment expenses, incurred on behalf of the Company against presentation of itemized statements of such expenditures.


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         (b) The Executive shall be entitled to four (4) weeks paid vacation for every year of the Term. Such vacation time may be accumulated and taken in a subsequent year.

         (c) The Company shall provide the Executive and his dependents with medical benefits pursuant to a standard group medical insurance policy.

     5.05. MISCELLANEOUS.

         (a) Any increase in Base Salary or other compensation hereunder shall in no way limit or reduce any other obligation of the Company hereunder.

         (b) The Company shall, at the Executive's election, defer payment of all or a portion of the Executive's Base Salary, Bonus or other benefits.

         (c) The Executive shall be entitled to participate in any deferred compensation plan that may be adopted or established by the Company for the benefit of its senior executives, in accordance with the terms thereof.

         (d) In addition to the compensation payable to the Executive by the Company under this Agreement as described in this Article 5, the Executive shall be entitled to supplemental benefits, including (without limiting the generality of the foregoing) benefits under stock option, stock purchase, pension, thrift and deferred profit-sharing plans, employee retirement plans, hospitalization and medical plans, long-term disability plans, group life insurance plans, expense reimbursement plans, and other similar benefits and fringe benefits which may hereafter be instituted by the Company for its senior executives.

  ARTICLE 6. TERMINATION.

     6.01. BY THE COMPANY. The Company may terminate the Executive's employment hereunder only for Cause or Disability.

     6.02. BY THE EXECUTIVE. The Executive may terminate his employment hereunder only for Good Reason. The Executive's right to terminate his employment hereunder shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment after the occurrence of circumstances which constitute Good Reason shall not constitute consent to or waiver of rights with respect to any subsequently occurring circumstances which constitute Good Reason hereunder.

     6.03. AUTOMATIC TERMINATION. The Executive's employment hereunder shall automatically terminate upon his death.

     6.04. NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company for Cause or Disability or by the Executive for Good Reason under the provisions of


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this Article 6 shall be communicated by the party terminating the Executive's employment by written Notice of Termination to the other party hereto.

  ARTICLE 7. COMPENSATION DURING DISABILITY OR UPON TERMINATION.

     7.01. DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive all compensation provided for in Article 5 hereof, including without limitation his full Base Salary, Bonus, stock options and any deferred compensation, for such period until the Date of Termination, provided that, if the Company terminates the Executive's employment because it has received an opinion of a physician as described in Section 1.07 hereof, the period during which the Executive shall continue to receive such payments shall not be less than two hundred ten (210) days from the time such incapacity began. The Company shall not be obligated to pay the Executive the compensation provided for in Article 5 hereof during any period in which he is receiving benefits under any Company salary continuation or disability income program except to the extent of compensation previously accrued and except to the extent that the compensation provided for in Article 5 hereof exceeds such benefits under such program.

     7.02. DEATH. If the Executive's employment is terminated by reason of his death, the Executive's legal representative and/or dependent or beneficiary shall be entitled to receive, and the Company shall pay to or provide for payment to the Executive's legal representative and/or dependent or beneficiary, all amounts and benefits described in sub-Sections 7.04(a) through 7.04(d) hereof.

     7.03. TERMINATION BY THE COMPANY FOR CAUSE TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. If the Executive's employment shall be terminated by the Company for Cause or if the Executive shall terminate his employment without Good Reason, the Company shall pay the Executive his full Base Salary through the Date of Termination at the annual rate in effect at the time such termination occurs, and thereafter the Company shall have no further obligation to the Executive under this Agreement, except the Company shall continue to have its obligations (i) to pay deferred compensation under sub-Sections 5.02(c), 5.05(b) and 5.05(c) hereof, (ii) to pay accumulated benefits under benefits plans or arrangements under Article 5, (iii) to reimburse the Executive for expenses incurred pursuant to Section 5.04(a) hereof prior to termination, and
(iv) to indemnify the Executive under Article 10 hereof.

     7.04. OTHER. If the Company shall terminate the Executive's employment other than for Disability or Cause or if the Executive shall terminate his employment for Good Reason, then:

         (a) The Company shall pay the Executive, or his legal representative in the case of the Executive's death, his full Base Salary through the Date of Termination at the annual rate then in effect, and Bonus and stock option for the year of termination as described in Sections 5.02 and 5.03 hereof;


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         (b) For the remaining stated Term of this Agreement after the Date of
     Termination the Company shall arrange to provide the Executive, and/or any dependent or other person receiving such benefits prior to the Executive's death or other termination, with life, disability, accident and health insurance benefits substantially similar to those which the Executive and/or such dependent or other person was receiving immediately prior to the Date of Termination, provided that benefits otherwise receivable by the Executive and/or such dependent or other person pursuant to this sub-Section 7.04(c) shall be reduced to the extent comparable benefits are actually received by the Executive and/or such dependent or other person from any person other than the Company during the period from the Date of Termination until the expiration of the stated Term of this Agreement, and any such benefits actually received by the Executive and/or such dependent or other person from any person other than the Company shall be promptly reported in writing to the Company;

         (c) The Company shall arrange to provide, and the Executive or, in the case of the Executive's death, his legal representative or named beneficiary, shall be entitled to receive, all benefits payable to the Executive or his named beneficiary under any plan or agreement of the Company relating to retirement in effect on the Date of Termination and selected by the Executive or such representative or beneficiary; and

         (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Article 7 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Article 7 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.


  ARTICLE 8. NON-TRANSFERABILITY.

     Neither the Executive, his widow, nor his estate shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any of the benefits payable hereunder, nor will said benefits be subject to seizure for the payment of any debts of, or judgments against, any of such persons, or be transferable by operation of law in the event of bankruptcy or insolvency of any such persons.

  ARTICLE 9. PROPRIETARY INFORMATION AND NON-COMPETITION.

     The Executive acknowledges and agrees that the duties of the Executive under the terms of this Agreement will involve the use and creation of customer lists, forecasting techniques and know-how, software, services, future plans and other trade secrets of the Company in connection with its business which are valuable, proprietary, confidential and not in the public domain ("Proprietary Information"). Accordingly, the Executive agrees as follows:

     9.01. CONFIDENTIALITY. During the period of his employment by the Company, except as may be required by applicable law or legal process, the Executive shall not, without the prior written consent of the Board or a person authorized thereby, disclose, divulge, permit access to


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or communicate, directly or indirectly, any Proprietary Information to any person, other than an employee of the Company or one of its Affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder.

     9.02. NO COMPETITION. If the Company terminates the Executive's employment hereunder for Cause, the Executive agrees that during a period of one (1) year after the Date of Termination, the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director or otherwise, or have any financial interest in or aid or assist anyone else in the conduct of, any business enterprise in competition with the Company in any place in the United States in which the Company has offices or conducts business or contemplates conducting business.

     Ownership of not to exceed five percent (5%) of the voting stock of any publicly held corporation shall not constitute a violation hereof. If the Company terminates the Executive's employment other than for Cause or if the Executive terminates his employment for Good Reason, or if the Term of this Agreement expires, the Executive will not be subject to the restrictions of this
Section 9.02.

     9.03. INJUNCTIVE RELIEF. The Executive acknowledges and agrees that by reason of the irreparable harm that would be sustained by the Company in the event of a breach by the Executive of the covenants contained in this Article 9 for which there would be no adequate remedy at law, the Company shall be entitled to enforcement of the covenants contained in this Article 9 by injunction or decree of specific performance by a court of competent jurisdiction, in addition to any other rights or remedies that the Company may have under this Agreement or otherwise.

     9.04. RIGHTS TO PROPRIETARY INFORMATION. All Proprietary Information developed by the Executive during the period of his employment by the Company shall be the property of the Company and the Executive shall execute any and all documents reasonably requested by the Company in order to substantiate the Company's rights to such Proprietary Information.


  ARTICLE 10. INDEMNIFICATION.

     10.01. INDEMNIFICATION. To the fullest extent not prohibited by law, the Company shall indemnify the Executive against all Expenses, judgments, fines, amounts and penalties (hereinafter referred to as "Losses") incurred by him in connection with the defense or settlement of any Proceeding in which he is a party, or in which he is threatened to be made a party or is otherwise involved, by reason of the fact that he is or was an officer and/or director of the Company or any Affiliate thereof, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or enterprise.


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     10.02. INDEMNIFICATION PROCEDURE. Indemnification by the Company of Losses
incurred by the Executive pursuant to this Article 10 shall be made upon delivery to the Company of (i) an invoice itemizing such Losses certified as correct by the Executive, and (ii) an undertaking by or on behalf of the Executive, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Executive is not entitled to be indemnified for such amounts under this
Article 10 or otherwise. If a claim for indemnification under this Article 10 is not paid in full by the Company within thirty (30) days after it has been received in writing by the Company, except in the case of a claim for reimbursement of Expenses, in which case the applicable period shall be ten (10) days, the Executive may at any time thereafter institute proceedings against the Company to recover the unpaid amount of such claim.

     10.03. SURVIVAL. The provisions of this Article 10 shall survive the expiration or termination of the Executive's employment and/or this Agreement for any reason whatsoever other than (i) termination by the Company for Cause or
(ii) termination by the Executive other than for Good Reason.


  ARTICLE 11. GOVERNING LAW.

     This Agreement and all transactions pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of New York.


  ARTICLE 12. DISPUTE RESOLUTION AND ARBITRATION.

     12.01. ARBITRATION. In the event of any dispute, controversy, claim or difference that should arise between the parties out of or relating to or in connection with this Agreement or the breach thereof, the parties shall endeavor to settle such conflicts amicably among themselves. Should they fail to do so, the matter in dispute shall be settled by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     12.02. AWARD TO BE FINAL. Any award or judgment of the arbitrators shall be final and binding on the parties and shall be enforceable in any court of competent jurisdiction.

     12.03. ATTORNEYS' FEES. All reasonable attorneys' fees incurred by the prevailing party in the resolution of any dispute, controversy, claim or difference hereunder shall be borne by the losing party.

  ARTICLE 13. ASSIGNMENT.

     13.01. BY THE PARTIES. Neither this Agreement, nor any rights hereunder, may be assigned by the Executive or the Company without the prior written consent of the other party.


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     13.02. SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would have been still payable to him had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

  ARTICLE 14. MISCELLANEOUS.

     14.01. ENTIRE AGREEMENT. This Agreement, all Schedules, and Exhibits attached hereto, and all agreements and instruments to be delivered by the parties hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matter hereof, whether oral or written, and except as aforesaid, are intended as a complete and exclusive statement of the terms of the agreement among the parties.

     14.02. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, transferees, heirs and permitted assigns.

     14.03. AMENDMENTS. Neither this Agreement nor any part hereof may be amended, waived, changed or in any way modified except in a writing executed by the parties hereto with the same formality as this Agreement.

     14.04. WAIVER. The failure by any party to insist upon strict performance of any covenant or condition of this Agreement, in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenant or condition in the future, but the same shall be and remain in full force and effect.

     14.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         14.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         14.07.  HEADINGS.  Article,  Section,  other  headings and the table of contents contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof, and shall not affect in any way the meaning or interpretation of this Agreement.

         14.08. FORM AND GENDER. Where the context and circumstances so require, the use of the singular form of a word shall be deemed to include the plural form thereof (and vice versa) and the masculine gender shall be deemed to include the feminine and neuter genders thereof (and vice versa).

         14.09. CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.


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  ARTICLE 15. NOTICES.

     Any notice, demand, request or other communication which by any provision of this Agreement is required or permitted to be given to or served on any party hereto shall be given in writing (setting forth in reasonable detail the purpose of such notice, demand, request or communication and identifying the provision of this Agreement pursuant to which such notice, demand, request or communication is given), and shall be deemed to be effective for all purposes when (i) delivered personally, (ii) sent by facsimile transmission, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below for such party:




(a) If to the Company:          CallNOW.com, Inc.
                                50 Broad Street
                                New York, NY 10004
                                Fax: (212) 785-4561



(b) If to the Executive:        Christian Bardenheuer
                                216 East 30 Street
                                New York, NY 10016




         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Agreement as of the day and year first above written.

CALLNOW.COM, INC.                        Executive


By: /s/ Chris Seelbach                   By: /s/ Christian Bardenheuer
   ----------------------------             -------------------------------
Name: Chris Seelbach                     Name: Christian Bardenheuer
Title: Chief Operating Officer

                                  SCHEDULE "A"
                   [As per Articles 2 and 4 of the Agreement]

                            Duties of the Executive:
                            ------------------------

(i)    Serve as Chief Executive Officer of the Company;

(ii)   Serve as a Chairman of the Board of Directors of the Company; and

(iii)  Serve as an officer and director of the Company's subsidiaries, if any.



                                                                   Page 14 of 14